Exhibit 3.12

COMPANY AGREEMENT
OF
ARCADIA GAS STORAGE LLC
December 27, 2006
THE MEMBERSHIP INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE TEXAS SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER STATE. SUCH MEMBERSHIP INTERESTS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE SECURITIES LAWS OR EXEMPT FROM SUCH REGISTRATION AND THE COMPANY MAY REQUIRE SUCH EVIDENCE AS THE COMPANY DEEMS APPROPRIATE TO CONFIRM THAT ANY PROPOSED TRANSFER COMPLIES WITH SUCH REQUIREMENTS. THE COMPANY IS NOT OBLIGATED TO REGISTER ANY OF SUCH MEMBERSHIP INTERESTS OR TO MAINTAIN ANY INFORMATION ABOUT THE COMPANY PUBLICLY AVAILABLE.

COMPANY AGREEMENT
OF
ARCADIA GAS STORAGE LLC
This Company Agreement, is initially made and entered into this 27th day of December, 2006 as the COMPANY AGREEMENT OF ARCADIA GAS STORAGE LLC, a Texas limited liability company (the "Company"), by the undersigned Managers of the Company, and is as follows:
ARTICLE I.
DEFINITIONS
1.01    Certain Definitions. The following terms shall have the meanings specified below when used in this Agreement unless otherwise expressly specified herein to the contrary:

(a)"Accounting Year" means the Company's accounting year for accounting and tax purposes, which shall be the calendar year.

(b)"Law" means the Texas Limited Liability Company Law, as part of the Texas Business Organizations Code, as such statute may be amended from time to time. All references herein to the Law shall include any corresponding provision or provisions of succeeding law.

(c)"Additional Contribution" means the portion of the Agreed Contribution of a Member to the Company which is in excess of such Member's Initial Contribution.

(d)"Agreed Contribution" means the sum of a Member's Initial Contribution and Additional Contributions, if any, which such Member has agreed in writing to make to the Company.

(e)"Certificate" mean the Certificate of Formation of the Company filed with the Secretary of State of the State of Texas on the 26th day of June, 2006, as the same may be amended from time to time as provided in the Law and this Agreement.

(f)"Authorized Purposes" shall mean the purposes of the Company specified in the Certificate or authorized by a vote of a Super-Majority in Interest of all of the Members in accordance with the provisions of this Agreement.

(g)"Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with Article V.C. of this Agreement.

(h)"Capital Contribution" means any Initial Contribution, Additional Contribution or Optional Contribution to the capital of the Company in cash or property when and as such contribution is actually made to the Company by a Member.

(i)"Code" means the Internal Revenue Code of 1986, as amended.

(j)"Company" means Arcadia Gas Storage LLC, a Texas limited liability company organized pursuant to the Law.

(k)"Distributable Cash" means the amount by which (1) the aggregate amount of all cash and other current funds on account from time to time held by the Company on hand or in bank accounts or other temporary investments pending distribution, exceeds (2) the aggregate amount of all amounts paid or set aside by the Company for (A) all principal and interest payments on indebtedness of the Company and all other sums payable to lenders; (B) all cash expenditures incurred incident to the normal operations of the Company's business; and (C) such cash reserves as the Manager deems reasonably necessary to the proper operation of the Company's business.

(l)"Initial Contribution" means the initial Capital Contribution to the Company made by a Member.

(m)"Losses" means, for each Accounting Year (or portion thereof, as may be applicable), the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year under the Company's Method of Accounting and as reported, separately or in the aggregate as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any expenditures described in Section 705(a)(2)(B) of the Code.

(n)"Manager" means each individual named as such in the initial Certificate or any other person who succeeds such individual in such capacity and any other individual who is elected to act as a Manager of the Company as provided in this Agreement.

(o)"Managers" mean all persons at any time then acting in the capacity as a Manager of the Company (unless reference is made in specific instances to a smaller group of Managers).

(p)"Majority" means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

(q)"Majority in Interest" means, with respect to any referenced group of Members, a combination of any of such Members who, in the aggregate, own more than fifty percent (50%) of the Membership Interests owned by all of such referenced group of Members.

(r)"Member" means each person designated as a Member of the Company on Schedule "A" which is attached hereto and hereby made a part hereof by reference for all purposes, any successor to all or any part of any such person's Membership Interest in the Company who has been duly admitted as a Member of the Company in accordance with this Agreement and any other person admitted as an additional Member of the Company in accordance with this Agreement.

(s)"Members" mean all Members of the Company collectively in their capacity as Members of the Company (unless reference is made in specific instances to a smaller group of Members).

(t)"Membership Interest" means the percentage of ownership interest of a Member of the Company at any particular time. The initial Membership Interests of the initial Members of the Company are specified in Schedule "A" attached hereto.

(u)"Method of Accounting" shall mean a cash basis method of accounting.

(v)"Optional Contribution" means a Capital Contribution by a Member which is in addition to such Member's Agreed Contribution.

(w)"Principal Office" means 4200 Stone Road, Kilgore, Texas 75663 or such other location within the State of Texas as may from time to time be determined by the Managers and specified by written notice from the Managers to the Members.

(x)"Profits" mean, for each Accounting Year (or portion thereof, as may be applicable), the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the Company's Method of Accounting and as reported, separately or in the aggregate as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any income described in Section 705(a)(1)(B) of the Code.

(y)"Registered Agent" means the registered agent for the Company specified in the Certificate, as such registered agent may be changed from time to time in accordance with the Law.

(z)"Registered Office" means the registered office for the Company specified in the Certificate, as such registered office may be changed from time to time in accordance with the Law.

(aa)"Agreement" means this Agreement of the Company as originally made and as amended from time to time as herein provided.

(bb)    "Super-Majority" means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than two-thirds (2/3) of the number of Managers of such referenced group who are then elected and qualified.

(cc)    "Super-Majority in Interest" means, with respect to any referenced group of Members, a combination of any of such Members who, in the aggregate, own two-thirds (2/3) or more of the Membership Interests owned by all of such referenced group of Members.

(dd)    "Term" means the term of existence of the Company, which shall continue until its business and affairs are wound up as provided herein.

(ee)    "Treasury Regulations" means the regulations adopted from time to time by the U. S. Department of the Treasury under and pursuant to the Code.

1.02.    Additional Definitions. Additional terms which are defined in other provisions of this Agreement shall have the meanings assigned to such terms in such provisions.

ARTICLE II.
MEMBERS

2.01.    Place of Meetings of Members. All meetings of the Members shall be held at the Principal Office of the Company or at such other place within or without the State of Texas as may be determined by the Managers and set forth in the respective notice or waivers of notice of such meeting or other written consent of all persons entitled to vote at such meeting.

2.02.    Annual Meetings of Members. The annual meeting of the Members for the election of Managers and the transaction of such other business as may properly come before the meeting, shall be held at such time and on such date as shall be designated by the Managers from time to time and stated in the notice of the meeting. Annual meetings of the Members shall be called in the same manner as provided in this Agreement for calling special meetings of the Members, except that the purposes of such annual meetings need not be stated in the notices of such annual meetings unless and to the extent otherwise required by applicable law with respect to such annual meetings.

2.03.    Special Meetings of Members. Special meetings of the Members may be called by the Managers or by Members owning, in the aggregate, thirty percent (30%) or more of the Membership Interests. Business transacted at all special meetings shall be confined to the purposes stated in the notices of such meetings.

2.04.    Notices of Meetings of Members. Written or printed notice stating the place, date and time of the meeting and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting, either personally or by mail, by or at the direction of the Managers or the Members calling such meeting, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, addressed to the Member at the address of such Member as it appears on the transfer records of the Company.

2.05.    Waiver of Notice. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where the Member attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened. Any member may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements of this Agreement or applicable law.

2.06.    Quorum of Members. A Super-Majority of Interest of all the Members shall constitute a quorum at all meetings of the Members, except as otherwise provided by law or the Certificate. Once a quorum is present at a meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal or any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members present and entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members owning the requisite amount of Membership Interests shall be present or represented.

2.07.    Voting at Meetings of Members. At any meeting of the Members at which a quorum is present, the vote of the Members owning a Majority in Interest of the Members present in person or by proxy and entitled to vote at such meeting shall be the act of the Members, unless the vote of a greater percentage of the Membership Interests is required by law, the Certificate or this Agreement.

2.08.    Voting by Proxy. Each Member shall be authorized to vote by proxy at any meeting of the Members. Each proxy must be executed in writing by the Member or such Member's duly authorized attorney-in-fact. No proxy shall be valid more than eleven (11) months after the date of its execution. Each proxy shall be revocable unless the proxy form states conspicuously that the proxy is to be irrevocable and the proxy is coupled with an interest.

2.09.    Cumulative Voting. Commutative voting is not permitted.

2.10.    Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive any distribution by the Company, or in order to make a determination of Members for any other proper purpose, the Managers shall fix in advance a date as the record date for any such determination of Members. Such record date in any case shall not be more than sixty (60) days, and in the case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination of Members is to be taken. If a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 2.10, such determination shall apply to any adjournment thereof. The transfer book of the Company shall not be closed for the purpose of making a determination of Members under this Section 2.10.

2.11.    List of Members Entitled to Vote. The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order by the surnames of the Members, which list shall contain the address of each such Member and the Membership Interest held by each such Member. Such list shall, for a period of ten (10) days prior to such meeting, be kept on file at the Registered Office of the Company and shall be subject to inspections by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. The failure to comply with the provisions of this Section 2.11, however, shall not affect the validity of any action taken at any such meeting of the Members.

2.12.    Members of Record. The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes. Accordingly, the Company shall not be bound to recognize any equitable or other claim to or interest in any Membership Interest on the part of any other person which is not reflected on the transfer records of the Company, whether or not it shall have actual or other notice of such claim or interest, except as expressly provided to the contrary by this Agreement or applicable law.

2.13.    Actions by Members Without a Meeting. Any action required by the Law or this Agreement to be taken by the Members at a meeting may be taken by the Members without a meeting, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes which would be necessary to take such action at a meeting at which all Members entitled to vote on the action were present and voted.

2.14.    Meetings by Conference Telephone. Subject to the provisions of this Agreement regarding notice and waiver thereof, annual and special meetings of the Members may be conducted by conference telephone call or other electronic means allowing all Members present at such meeting to communicate among themselves.

2.15.    Membership Certificates. Membership certificates in the form determined by the Managers shall be delivered representing all membership interest to which Members are entitled. Such membership certificates shall be consecutively numbered, and shall be entered in the books of the Company as they are issued. Each membership certificate shall state on the face thereof the holder's name, the membership interest, and such other matters as may be required by the laws of the State of Texas. They shall be signed by an officer of the Company, and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of such officer upon the membership certificates may be facsimile.

2.16.    Replacement of Lost or Destroyed Membership Certificate. The Managers may direct a new membership certificate or certificates to be issued in place of any membership certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the holder of record thereof, or his duly authorized attorney or legal representative who is claiming the membership certificate to be lost or destroyed.

2.17.    Transfer of Membership Interest. Upon surrender to the Company or the transfer agent of the Company of a membership certificate for membership interest duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new membership certificate to the person entitled thereto, cancel the old membership certificate and record the transaction upon its books. All transfers of Membership Interests shall be governed by Article VIII below.

2.18.    Preemptive Rights. No Member or any other person shall have any preemptive right whatsoever.

ARTICLE III.
RIGHTS AND DUTIES OF MANAGERS

3.01.    Management Powers of Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Law, the Certificate or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company for Authorized Purposes.

3.02.    Number of Managers. The number of Managers shall be one (1). The number of Managers may be increased or decreased from time to time, but no increase or decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

3.03.    Qualification of Managers. Managers need not be residents of the State of Texas. Managers need not be Members of the Company.

3.04.    Election of Managers. At the first annual meeting of the Members and at each annual meeting thereafter, the Members shall elect the authorized number of Managers to hold office until the next succeeding annual meeting. Unless removed in accordance with this Agreement, each Manager shall hold office for the terms for which such Manager is elected and until such Manager's successor shall be elected and qualified.

3.05.    Removal of Managers. All or any lesser number of the Managers may be removed by the Members, with or without cause, by the affirmative vote of a Majority of all of the Membership Interests in the Company at a special meeting of the Members called for such purpose. Any such removal shall be effective immediately, regardless of whether a successor Manager is elected simultaneously.

3.06.    Vacancies. Except as otherwise stated below, any vacancy occurring in the Managers may be filled by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers and any Manager elected to fill such a vacancy shall be elected for the unexpired term of such Manager's predecessor in office; provided, however, that any such vacancy which has not previously been filled by the remaining Managers may be filled by vote of the Members at any special meeting of the Members called for such purpose. In the event there are no Members and the sole Manager desires to resign from such position, the sole Manager may appoint one or more individuals to succeed him and serve in such capacity until a successor has been duly elected and qualified by the Members. Any vacancy in the Managers resulting from an increase in the authorized number of Managers shall be filled by vote of the Members at an annual meeting or a special meeting called for such purpose. Any vacancy in the Managers resulting from the removal of a Manager shall be filled by vote of the Members at an annual meeting or a special meeting called for such purpose and need not be made concurrently with such removal.

3.07.    Place of Meetings of Managers. All meetings of the Managers may be held either within or without the State of Texas.

3.08    Annual Meetings of Managers. The annual meeting of the Managers shall be held, without further notice, immediately following the annual meeting of Members, and at the same place, or at such other time and place as shall be fixed with the consent of all the Managers.

3.09.    Regular Meetings of Managers. Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the Managers.

3.10.    Special Meetings of Managers. Special meetings of the Managers may be called by any Manager on not less than three (3) days' notice to each Manager, personally or by mail, telephone, telegram or facsimile transmission.

3.11    Notices and Waivers of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where the Manager attends a meeting for the express purpose of objecting to the transaction of business at such meeting on the ground that such meeting is not lawfully called or convened. Any Manager may waive notice of any meeting by signing a written waiver to such effect before or after such meeting and such waiver shall be effective for all purposes as satisfying all notice requirements of this Agreement or applicable law.

3.12    Quorum of Managers. At all meetings of the Managers, the presence of a Majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of all business unless a greater number is required by law. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.13.    Voting at Meetings of Managers. The act of a Majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers, except as otherwise provided by law.

3.14.    Compensation of Managers. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time be approved by vote of the Members at an annual meeting or a special meeting called for such purpose. Nothing in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such purposes.

3.15.    Committees of Managers. The Managers may designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Any such committee shall have and may exercise all of the authority of the Managers to the extent delegated by the Managers to such committee subject to the limitations on such delegation set forth in the Law.

3.16.    Contracts and Obligations. Debts, liabilities and other obligations may be incurred, and contracts and other instruments may be executed, on behalf of the Company for any Authorized Purpose by any Manager only if, when and as such action is authorized by the affirmative vote of a Majority of the Managers present at any meeting at which there is a quorum.

ARTICLE IV.
OFFICERS

4.01.    President. The Managers shall be authorized to establish the position of President (herein so called) of the Company and to elect a President from among the Managers then elected and serving as such. Any such President who is elected by the Managers shall be responsible for supervising and conducting the day-to-day activities of the Company and presiding at meetings of the Managers and Members and shall perform such other duties and exercise such other authorities as may from time to time be designated by resolution of the Managers. Any such President who is elected shall serve until the next annual meeting of the Managers and until a successor President is elected and qualified.

4.02.    Secretary. The Managers shall be authorized to establish the position of Secretary (herein so called) of the Company and to elect a Secretary from among the Managers then elected and serving as such. Any such Secretary who is elected by the Managers shall be responsible for maintaining, or supervising the maintenance of, the books and records of the Company and recording minutes of all meetings of the Managers and Members and shall perform such other duties and exercise such other authorities as may from time to time be designated by resolution of the Managers. Any such Secretary who is elected shall serve until the next annual meeting of the Managers and until a successor Secretary is elected and qualified.

4.03.    Other Officers. The Managers shall be authorized to designate one or more persons as officers or agents of the Company, who may but are not required to be Managers. Any such officer so designated by the Managers shall perform such duties and exercise such authorities as may from time to time be designated by resolution of the Managers. Any such officer who is designated by the Managers shall serve until the next annual meeting of the Managers and until a successor officer is elected and qualified.

4.04.    Removal and Vacancies. Any President, Secretary or other officer of the Company shall be subject to removal, with or without cause, at any regular or special meeting of the Managers. Any vacancy in the position of President, Secretary or other officer of the Company resulting from removal, resignation or other event may be filled by the Managers at any regular or special meeting of the Managers.

4.05.    Compensation. The compensation of all officers and agents, if any, shall be fixed by the Managers.

4.06.    Power of Officers.

(a)    Every officer is an agent of the Company for the purpose of its business and the act of an officer, including the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business of the Company binds the Company unless the officer so acting lacks the authority to act for the Company and the person with whom the officer is dealing has knowledge of the fact that the officer has no such authority.

(b)    Each officer shall have, subject to this Agreement, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Managers shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Managers. The Managers may secure the fidelity of any and all officers by bond or otherwise.

4.07.    Delegation of Authority. In the case of the absence of any officer of the Company or any other reason that the Managers may deem sufficient, the Managers may delegate some or all of the powers or duties of such officer to any other officer or to any Manager, employee, Member or agent for whatever period of time seems desirable, providing that a majority of the Managers concurs therein.

4.08.    Resignations. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

ARTICLE V.
CONTRIBUTIONS TO CAPITAL

5.01.    Initial Contributions. Concurrently with the adoption of this Agreement, each Member shall contribute personal property or valuable services to the capital of the Company in the amount of the Initial Contribution of such Member described in Schedule "A" which is attached hereto. Such property shall be the Initial Contribution of each such Member and, upon the payment of such Initial Contribution each such Member shall receive such Member's Membership Interest as set forth in Schedule "A" hereto.

5.02.    Additional Contributions. If, at any time, the revenues and other funds of the Company are not adequate to meet its obligations, then the Managers may request the Members to approve a call for Additional Contributions in the amount of the funds required to defray such deficiency. Upon the unanimous approval of such call for Additional Contributions by all of the Members, then the Managers shall promptly request each Member to make an Additional Contribution to the Company in the amount of such Member's pro rata share of such call for Additional Contributions, determined in accordance with the Members' respective Membership Interests. Unless otherwise requested by the Managers, each Additional Contribution shall be due and payable within ten (10) days after the Managers give the Members such notice.

5.03.    Maintenance of Capital Accounts. A separate Capital Account shall be established and maintained for each Member and shall be increased and decreased in accordance with the following provisions:

(a)    Each Member's Capital Account will be increased by (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of any property contributed by such Member to the Company; (iii) the amount of any liabilities of the Company that are assumed by the Member or that are secured by any property distributed by the Company to the Member; and (iv) the amount of Profits allocated to such Member.

(b)    Each Member's Capital Account will be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of any property distributed to such Member by the Company; (iii) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and (iv) the amount of Losses allocated to such Member.

5.04    Compliance with Code and Treasury Regulations. The Members intend that the terms of this Agreement regarding the computation and maintenance of the Capital Accounts of the Members shall comply in all respects with the provisions of Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv) and applicable provisions of succeeding law or regulations. The Company shall make such adjustments as may from time to time be necessary in order to effectuate the intent of the Members with respect to such compliance.

5.05    Effect of Transfers. In the event of a permitted sale or other disposition of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent such Capital Account relates to the transferred portion of the Membership Interest.

5.06    No Interest on Contributions. No Member shall be entitled to receive any interest on such Member's Capital Contributions to the Company.

5.07    No Withdrawal of Contributions. No Member shall have the right to withdraw all or any part of such Member's Capital Contribution or to receive any return on or of any part of such Member's Capital Contribution, except as may otherwise be specified in this Agreement.

5.08    No Priority. No member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, Losses or distributions; provided, however, that this subsection shall not apply to loans which a Member has made to the Company with the approval of the Managers and a Majority in Interest of all of the Members.

5.09.    Negative Capital Accounts. No Member shall at any time have any liability to the Company or the other Members for any negative balance in such Capital Accounts except to the extent that such negative balance arose as the result of distributions in violation of this Agreement or applicable law.

5.10.    Limited Liability of Members. No Member shall be liable for the debts, obligations or liabilities of the Company beyond such Member's Agreed Contributions to the Company. No Member shall be required to make any Capital Contribution or loan to the Company beyond the amount of such Member's Agreed Contribution.

ARTICLE VI.
ALLOCATIONS AND DISTRIBUTIONS

6.01.    Allocations of Profits and Losses. The Profits and Losses of the Company for each Accounting Year (or portion thereof) shall be allocated among the Members in proportion to their respective Membership Interests in the Company. Any credit available for federal income tax purposes shall be allocated among the Members in the same manner.

6.02.    Interim Distributions. Interim distributions of Distributable Cash shall be made, not less often than annually and at such other times as shall be determined by the Managers, by the Company to the Members pro rata in accordance with their respective Membership Interests.

6.03.    Distributions on Withdrawal. A Member who withdraws from the Company, with the prior approval by affirmative vote of Members owning one hundred percent (100%) or more of all of the Membership Interests in the Company, without taking into account any vote of the withdrawing Member himself, shall receive an amount equal to the net book value of such Member's Membership Interest in the Company, determined under generally accepted accounting principles as of the end of the Accounting Year next preceding the effective date of such withdrawal adjusted for any distributions to or contributions made by such Member during the then current Accounting Year through the date of withdrawal; provided, however, that all real property held by the Company shall be valued at its then current appraised value as determined by the local taxing authority disregarding any agricultural use exemptions or adjustments. Such amount shall be paid by the Company to such Member in cash without interest over a three year period in equal annual installments after the effective date of such withdrawal.

6.04.    Distributions on Termination. Upon the winding-up of the Company, its assets shall be distributed in the manner prescribed in Article IX.D. hereof.

6.05.    Limitation on Distributions. Any other provision hereof to the contrary notwithstanding, no interim distribution, withdrawal distribution or termination distribution to any Member shall be declared and paid unless, after the distribution is made, the fair market value of the assets of the Company is in excess of all liabilities of the Company other than liabilities to the Members on account of their Capital Contributions.

6.06.    Distributions in Kind. Regardless of the form of a Member's Capital Contribution to the Company, such Member shall not be entitled to demand or receive a distribution from the Company in any form other than cash.

ARTICLE VII.
ACCOUNTING AND TAX MATTERS

7.01.    Books and Records. At the expense of the Company, the Managers shall maintain full and complete book and records of the operations and expenditures of the Company at the Principal Office of the Company. Such books and records shall include, without limitation, the following:

(a)    A current list that states the name and mailing address of each Member and the Membership Interest in the Company owned by each such Member;

(b)    Copies of the federal, state and local information or income tax returns for each of the Company's five (5) most recent tax years;

(c)    A copy of the Certificate and this Agreement, together with all amendments or restatements thereof, executed copies of any powers of attorney and copies of any document that creates, in the manner provided by the Certificate or this Agreement, if any, classes or groups of Members;

(d)    Unless contained in the Certificate or this Agreement, a written statement of the following:

(1)The amount of the cash Capital Contribution and a description and statement or the agreed value of any other Capital Contribution made by each Member, and the amount of the cash Additional Contribution and a description and statement of the agreed value of any other Additional Contribution that the Member has agreed to make in the future;

(2)The times at which Additional Contributions are to be made or events requiring Additional Contributions to be made;

(3)The events requiring the Company to be terminated and its affairs wound up; and

(4)The date on which each Member in the Company became a Member; and

(e)    Correct and complete books and records of account of the Company maintained in accordance with its Method of Accounting.

7.02.    Tax Returns. The Managers shall cause the timely preparation and filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within seventy-five (75) days after the end of each Accounting Year of the Company.
7.03.    Tax Elections. All tax elections permitted to be made by the Company under federal, state or local laws shall be made by the Managers with the consent of a Majority in Interest of all of the Members.

7.04.    Tax Matters Partner. To the full extent permitted by the Code and/or other applicable law, the Members hereby designate Martin Underground Storage, Inc. as the "Tax Matters Partner" of the Company as that term is defined in Section 6231(a)(7) of the Code. The Tax Matters Partner shall be authorized to represent the Company and the Members in any administrative or judicial proceeding involving the federal income tax liabilities of the Members resulting from the activities of the Company. Costs and expenses incurred by the Tax Matters Partner in connection with any such proceeding, including without limitation legal and accounting fees and expenses, shall be borne by the Company.

ARTICLE VIII.
TRANSFERS OF MEMBERSHIP INTERESTS

8.01.    Assignment of Membership Interest. Unless otherwise provided by this Agreement:

(a)    A Membership Interest is assignable in whole or in part;

(b)    An assignment of a Membership Interest does not entitle the assignee to become, or to exercise rights or powers of, a Member;

(c)    An assignment entitles the assignee to receive distributions, to which the assignor was entitled, to the extent those items are assigned; and

(d)    Until the assignee becomes a Member, the assignor Member continues to be a Member and to have the power to exercise any rights or powers of a Member, except to the extent those rights or powers are assigned; provided, however, that the assignment of such rights or powers shall, except as otherwise expressly provided herein to the contrary, be binding only as between the assignor and the assignee, and the Company may continue to rely on the exercise of such rights and powers by the assignor as to the assigned interest until and unless the assignee becomes a Member in the manner herein prescribed with respect to the assigned interest. Except as otherwise provided in the preceding sentence, an assignor who has assigned all of the such assignor's Membership Interest shall cease to be a member of the Company.

8.02.    Admission of Assignee as Member.

(a)    No Assignor shall have the right to substitute an Assignee as a Member with respect to any Assigned Interest. Any such Assignee may be admitted as a Member of the Company with respect to the Assigned Interest only with the prior written consent of all of the other Members, which consent may be granted or withheld in the sole discretion of such other Members. The foregoing provisions to the contrary notwithstanding, however, any assignee who was a Member prior to and at the time of any Assignment shall automatically be entitled to exercise the rights of a Member with respect to the Assigned Interest without any further action on the part of the other Members.

(b)    It is the intent of this Agreement that the tax status of this Company be the same as for a partnership, and except as allowed by the Internal Revenue Code and any corresponding rules and regulations, it is intended that this Company shall not allow free transferability of interest, and to the extent possible, this Agreement shall be read and interpreted to prohibit the free transferability of interests of any Member.

(c)    An assignee who becomes a Member has, to the extent assigned, the rights and powers and is subject to the restrictions and liabilities of a Member under this Agreement and the Texas Limited Liability Law, as amended from time to time. Unless otherwise provided by this Agreement, an assignee who becomes a Member also is liable for the obligations of the assignor to make contributions but is not obligated for liabilities unknown to the assignee at the time the assignee became a Member and which could not be ascertained from this Agreement.

(d)    Whether or not an assignee of a Membership Interest becomes a Member, the assignor is not released from the assignor's liability to the Company; except with the written consent of all of the Members.

8.03.    Tax Restrictions on Transfers. Any other provision hereof to the contrary notwithstanding, no Member shall sell, transfer or assign any portion of such Member's Membership Interest without the prior written consent of all of the other Members if such sale, transfer or assignment:

(a)    Would, when added to the total of all other sales, transfers or assignments of Membership Interests effected within the preceding twelve (12) months, result in the Company being considered to have terminated for federal income tax purposes within the meaning of Section 708 of the Code; or

(b)    Would otherwise cause the Company to lose its status as a partnership for federal income tax purposes.

8.04.    Securities Restrictions on Transfers. The Membership Interests have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities law and may not be transferred in violation of the 1933 Act or any applicable state securities law or any rule or regulation promulgated thereunder. Consequently, any other provision hereof to the contrary notwithstanding, no Membership Interest may at any time be sold, pledged or otherwise transferred until and unless either (i) such Membership Interest has been registered under the 1933 Act and all applicable state securities laws; or (ii) the Company has been provided with an opinion of counsel satisfactory to the Company in all respects that such registration is not required for such sale, pledge or other transfer. It is not anticipated that the Company will, and the Company shall at no time be obligated to, register any of the Membership Interests under the 1933 Act or any state securities laws or maintain any information regarding the Company publicly available for purposes of any provisions of 1933 Act or any state securities laws or any rule or regulation promulgated thereunder.

8.05    Termination of Member's Membership. Upon the death, withdrawal, bankruptcy, legal incapacity or dissolution of a Member or the occurrence of any other event (other than an assignment as herein provided) which terminates the continued membership in the Company of a Member, the liquidator, personal representative, trustee, receiver or other representative of the estate of such Member shall have all the rights of a Member for purposes of settling or managing such estate and such power as the Member possessed to assign all or any part of such Member's Membership Interest and to join with the assignee in satisfying conditions precedent to such assignee's becoming a substituted Member. The death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of a Member or the occurrence of any other event which terminates the continued membership in the Company of a Member shall dissolve the Company except as otherwise provided in Section 9.01(c) hereof.

8.06    Assignment Procedures. Subject to the foregoing restrictions, all or part of a Member's Membership Interest (the "Assigned Interest") may be transferred by such assigning Member (the "Assignor") to the assignee (the "Assignee") named in a written instrument of assignment (the "Assignment") in the form and substance satisfactory to the Company and which otherwise complies with the provisions of this Agreement. An Assignment shall be duly executed and acknowledged by the Assignor and the Assignee (or their respective personal representatives or authorized agents) and shall contain (i) an agreement by the Assignee to be bound by all the terms of this Agreement and (ii) a representation by the Assignor and the Assignee that such transfer has been made in compliance with the 1933 Act and all applicable state securities laws as required by Section 8.04 hereof. The Assignment shall be delivered to the Company and shall be accompanied by such evidences of authority, such assurances of genuineness and effectiveness, such consents, approvals or waivers of governmental or other authorities and such other documentation as may reasonably be required by the Company. Such Assignment and other documentation shall be accompanied by a payment to the Company of such amount as shall be reasonably required as reimbursement by the Company for its costs and expenses paid or incurred in connection with such Assignment. Any such Assignment shall be effective, as to the Company, as of the later of (i) the effective date specified in such Assignment; or (ii) the date on which such Assignment has been determined by the Company to conform to the requirements of this Agreement and has been duly recorded in the books of the Company.

8.07    Admission of New Members. Any person may become a Member by purchasing a new Membership Interest from the Company on such terms and conditions as shall have been approved by the Managers and a Majority in Interest of all of the other Members.

8.08.    Withdrawal of Members. Any Member may withdraw as a Member of the Company with the prior approval by affirmative vote of Members owning one hundred percent (100%) or more of the membership interests of the Company, without taking into account any vote of the withdrawing Member himself, by giving not less than ninety (90) days' prior written notice of such withdrawal to the Company. See Article VI.C. for distribution to Members on withdrawal.

ARTICLE IX.
WINDING UP AND TERMINATION

9.01    Events Requiring Winding Up. The Company shall be wound up upon the earliest to occur of the following events:

(a)    The expiration of the Term of the Company;

(b)    Upon the election to wind up the Company by a Majority in Interest of all of the Members;

(c)    Upon the death, withdrawal, bankruptcy, legal incapacity or termination of any Member, or the occurrence of any other event which terminates the membership in the Company of any Member, unless there is at least one remaining Member and the business of the Company is continued by the consent of all of the remaining Members within ninety (90) days after the occurrence of such event; or

(d)    The entry of a final decree of judicial order to wind up the Company under Section 6.02 of the Law.

9.02.    Effect of Winding Up. In an event requiring the winding up of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up thereof, and the assets of the Company shall be liquidated as herein provided. Winding up of the Company shall be effective as of the day on which the event occurs which results in such winding up, but the Company shall not terminate until there has been a winding-up of the Company's business and affairs and the assets of the Company have been liquidated and distributed as herein provided. Upon the winding up of the Company, the Company shall cause written notice of its intention to wind up to be mailed to each known creditor of and claimant against the Company in the manner required by the Law.

9.03.    Winding Up Procedures. Upon the winding up of the Company, the Company shall proceed to collect its assets; convey and dispose of such of its properties as are not to be distributed in kind to the Members; pay, satisfy and discharge its liabilities, or make adequate provision for payment and discharge thereof; and do all other acts required to liquidate its business and affairs. The Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however, that the Managers shall be authorized to distribute assets of the Company in kind to the Members to the extent the Managers determine that such action would be in the best interest of the Members.

9.04.    Distribution of Assets Upon Winding Up. In settling the accounts of the Company after its winding up, the assets of the Company shall be applied and distributed in the following order of priority:

(a)    First, to the extent otherwise permitted by law, and in accordance with the priorities, if any, established by applicable law, to creditors in satisfaction of liabilities of the Company, including liabilities of the Company to Members who are creditors (other than for distributions and Capital Contributions), whether by payment or establishment of reserves; provided, however, that if the property and assets of the Company are not sufficient to satisfy or discharge all of the Company's liabilities and obligations, the Company shall apply its property and assets so far as they will go to the just and equitable payment of its liabilities and obligations;

(b)    Second, to the Members, amounts due and unpaid with respect to distributions to which such Members have previously become entitled;

(c)    Third, an amount equal to the then remaining positive balances, if any, in the Capital Accounts of the Members shall be distributed to the Members in proportion to the amounts of such positive balances; and

(d)    Fourth, any remaining amount shall be distributed to and among the Members pro rata in accordance with their respective Membership Interests.

9.05.    Distribution in Kind. If any assets of the Company are distributed in kind, such assets shall be distributed to the Members entitled thereto as tenants in common in the same proportions as the Members would have been entitled to cash distributions if such property has been sold for cash and the net proceeds thereof distributed to the Member. In the event that distributions in kind are made to the Members upon winding up and liquidation of the Company, the Capital Account balances of such Members shall be adjusted to reflect the Members' allocable share of gain or loss which would have resulted if the distributed property had been sold at its fair market value.

9.06.    Certificate of Termination. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, or in case its property and assets are not sufficient to satisfy and discharge all the Company's liabilities and obligations, then when all the property and assets of the Company have been applied so far as they will go to the just and equitable payment of the Company's liabilities and obligations, and all of the remaining property and assets of the Company have been distributed to its Members according to their respective rights and interests, then a Certificate of Termonation shall be executed on behalf of the Company by the Managers or an authorized Member and shall be filed with the Secretary of State of the State of Texas, and the Managers and the Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the winding up and termination of the Company.

ARTICLE X.
MISCELLANEOUS PROVISIONS

10.01.    Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be made in writing, shall be sent or addressed as set forth below and shall be deemed to have been sufficiently given or served for all purposes (i) upon actual receipt thereof, if given by regular mail, personal delivery, courier service, telegram, telex, facsimile transmission or other commercially reasonable means; or (ii) upon the earlier of actual receipt or three (3) business days after being deposited in a receptacle for the deposit of mail regularly maintained by the U. S. Postal Service, if given by registered or certified mail, return receipt requested, with postage and charges prepaid. Notice and other communications to the Company shall be sent or addressed to its Principal Office and notices and other communications to the Members shall be sent or addressed to their last known address as it appears on the records of the Company. The Company and any Member shall be entitled to change any such address for notice purposes upon giving not less than ten (10) days' prior written notice of such change of address to the Company or the Member, as may be applicable.

10.02.    Governing Law. This Agreement and the construction, interpretation and application thereof, shall be governed exclusively by the Law and other applicable laws of the State of Texas.

10.03.    No Partition Action. No Member (or former Member) shall have any right to maintain any action for partition with respect to the property of the Company or with respect to any assets distributed to the Members in kind as tenants in common upon the dissolution of the Company.

10.04.    Captions and Headings. The captions and headings used in this Agreement are for convenience of reference only and shall not be taken into account in construing the meaning and/or intent of this Agreement.

10.05.    Amendment of Certificate. The Certificate may be amended, supplemented or restated in any manner permitted by applicable law and approved by the affirmative vote of members owning more than a Majority Interest of all of the members. Upon obtaining the approval of any such amendment, supplement or restatement as to the Certificate, the Managers shall cause a Certificate of Amendment to be prepared, executed and filed in accordance with the Law.

10.06.    Amendment of Company Agreement. Except as herein otherwise expressly provided, this Agreement may be amended, supplemented or restated only by written consent of a Majority in Interest of all of the Members.

10.07.    Number and Gender. Where the context so indicates, the singular shall include the plural, the use of any gender shall include all other genders and any reference to the term "person" shall include an individual and a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

10.08.    Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the Managers and the Members and their respective heirs, legal representatives, executors, administrators, distributees, successors and assigns.

10.09    Severability. If any one or more of the provisions contained in this Agreement for any reason are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

10.10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and shall be binding upon the Manager or Members who executed same, but all of such counterparts shall constitute the same Agreement and may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the undersigned Manager has adopted and signed this Agreement as of the date first written above.

By:     /s/ Ruben S. Martin
Ruben S. Martin III, Manager

By:     /s/ Robert D. Bondurant
Robert D. Bondurant, Manager

ARCADIA GAS STORAGE LLC
SCHEDULE "A" TO COMPANY AGREEMENT
Name                Agreed Contributions            Membership Interests Percentage

Martin Underground            Contribution of                    100%
Storage, Inc.            undeveloped Real Property
Valued at $